UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

            Date of Report (Date of earliest reported): May 22, 2005

                           SATELLITE ENTERPRISES CORP.
               (Exact name of registrant as specified in charter)

          Nevada                     000-26607               88-0390828
(State or other jurisdiction        (Commission             (IRS Employer
     of incorporation)              File Number)          Identification No.)

        2140 South Dixie Highway 303, Miami, Florida           33133
          (Address of principal executive offices)           (Zip Code)

       Registrant's telephone number, including area code: (305) 858-1494

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
          Appointment of Principal Officers.

Leo P.F van de Voort has resigned as Chief Financial Officer of Satellite Enterprises Corp. (the "Company") as of May 22, 2005 (the "Resignation"). Mr. van de Voort's resignation as Chief Financial Officer was effective on May 22, 2005.

On May 23, 2005, the Board of Directors appointed Randy Hibma as the Chief Financial Officer of the Company. Mr. Hibma is a first cousin of Mr. Roy Piceni, the Company's CEO. Mr. Hibma does not have any other family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, Mr. Hibma has never entered into a transaction, nor is there any proposed transaction, between Mr. Hibma and the Company. The employment agreement entered with Mr. Hibma provides a monthly salary of $4,600.

On May 23, 2005, the Board of Directors appointed Anne Bogaardt as the Secretary of the Company. Ms. Bogaardt does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, Ms. Bogaardt has never entered into a transaction, nor is there any proposed transaction, between Ms. Bogaardt and the Company. The employment agreement entered with Ms. Bogaardt provides a monthly salary of $3,400.

Mr. Randy Hibma, age 34, prior to his appointment as CFO with the Company, Mr Hibma served from 2000 to 2003 as Financial Controller of Satellite Newspapers group of companies and affiliated companies. Prior to joining Satellite Newspapers, Mr Hibma was manager of the Nostro department at Banque Parisbas Bank and manager at the Foreign Payment Department from ABN AMRO Bank. In addition to his function for Satellite Enterprises, Mr Hibma serves as Chief Financial Officer of Satellite Newspapers Suisse, Satellite newspapers Trading and Satellite Newspapers Content.

Ms. Bogaardt, age 30, was born and educated in The Hague, Netherlands. Previous to her current position, Ms Bogaardt, served three years for the Company as assistance Managing director and Manager Human Resources. Prior to joining Satellite Newspapers, Ms. Bogaardt served as headhunter with Start Uitzendbureau from 1999 to 2002.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SATELLITE ENTERPRISES CORP.

Date:  May 23, 2005                    /s/Roy Piceni
                                       -----------------------------------------
                                       Roy Piceni
                                       Acting Chief Executive Officer